Executed in 50 Counterparts of which
                         this is Counterpart No. ______



      -------------------------------------------------------------------------


                                    MORTGAGE


      -------------------------------------------------------------------------

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                                       to

                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                Successor Trustee


                            ---------------------


                       FIFTY-FOURTH SUPPLEMENTAL INDENTURE
                              FIRST MORTGAGE BONDS,
                 DESIGNATED SENIOR NOTE BANK SERIES DUE 2002


      -------------------------------------------------------------------------


                             Dated as of May 1, 2001



      -------------------------------------------------------------------------
                          This instrument prepared by:

                               Marc B. Lasky, Esq.

                                TABLE OF CONTENTS

PARTIES ...................................................................  1

RECITALS ..................................................................  1

GRANT .....................................................................  5

EXPECTED PROPERTY..........................................................  5

GENERAL SUBJECT CLAUSES....................................................  5

ARTICLE I CONCERNING THE TRUSTEE...........................................  6

   Section 1.01.Acceptance by Trustee of Property in Trust.................  6
   Section 1.02.Recitals by Company........................................  6

ARTICLE II CREATION, DESCRIPTION AND FORM OF THE SENIOR NOTE
   BANK BONDS  ............................................................  6

   Section 2.01 Creation of Senior Note Bank Bonds.........................  6
   Section 2.02 Dating of Senior Note Bank Bonds...........................  7
   Section 2.03 Payment of Principal and Interest..........................  7
   Section 2.04 Credits with Respect to Senior Note Bank Bonds ............  7
   Section 2.05 Registration of Senior Note Bank Bonds.....................  7
   Section 2.06.Transferability and Assignability of Senior Note Bank Bonds  7
   Section 2.07 Redemption of Senior Note Bank Bonds.......................  8
   Section 2.08 Mandatory Redemption of Senior Note Bank Bonds.............  8
   Section 2.09 Related Series of Senior Note First Mortgage Bonds.........  8
   Section 2.10 Satisfaction and Discharge.................................  8
   Section 2.11 Form of Senior Note Bank Bonds..... .......................  8

ARTICLE III MISCELLANEOUS.................................................. 14

   Section 3.01 Meaning of Certain Terms................................... 14
   Section 3.02 Original Indenture and Supplemental Indentures
     Ratified and Confirmed................................................ 14
   Section 3.03 Execution in Counterparts.................................. 14

TESTIMONIUM................................................................ 15

SIGNATURES AND SEALS....................................................... 16

ACKNOWLEDGMENTS   ......................................................... 17

CERTIFICATE OF RESIDENCE................................................... 21

                                    MORTGAGE
                                    --------

      FIFTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of May, 2001, made and entered into by and between JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the State of New York bank law, with its principal corporate trust office at 114 West 47th Street, New York, New York, 10036-1532, as Successor Trustee under the Original Indenture hereinafter mentioned (the Successor Trustee being hereinafter sometimes called "Trustee"), party of the second part.

      WHEREAS, the Company has heretofore executed and delivered to City Bank Farmers Trust Company an Indenture dated as of March 1, 1946 (hereinafter called the "Original Indenture"), to secure the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, to declare the terms and conditions upon which bonds are to be issued thereunder and to subject to the lien thereof certain property therein described; and

      WHEREAS, United States Trust Company of New York is now acting as Successor Trustee under the Original Indenture and the indentures supplemental thereto hereinafter enumerated; and

      WHEREAS, the Original Indenture has heretofore been supplemented by a First Supplemental Indenture dated as of December 1, 1948, a Second Supplemental Indenture dated as of April 1, 1953, a Third Supplemental Indenture dated as of June 1, 1954, a Fourth Supplemental Indenture dated as of May 1, 1955, a Fifth Supplemental Indenture dated as of August 1, 1956, a Sixth Supplemental Indenture dated as of July 1, 1957, a Seventh Supplemental Indenture dated as of July 1, 1959, an Eighth Supplemental Indenture dated as of June 1, 1960, a Ninth Supplemental Indenture dated as of November 1, 1962, a Tenth Supplemental Indenture dated as of October 1, 1963, an Eleventh Supplemental Indenture dated as of October 1, 1964, a Twelfth Supplemental Indenture dated as of November 1, 1965, a Thirteenth Supplemental Indenture dated as of August 1, 1966, a Fourteenth Supplemental Indenture dated as of September 1, 1967, a Fifteenth Supplemental Indenture dated as of October 1, 1968, a Sixteenth Supplemental Indenture dated as of October 1, 1969, a Seventeenth Supplemental Indenture dated as of June 1, 1970, an Eighteenth Supplemental Indenture dated as of December 1, 1970, a Nineteenth Supplemental Indenture dated as of February 1, 1971, a Twentieth Supplemental Indenture dated as of November 1, 1971, a Twenty-first Supplemental Indenture dated as of August 1, 1972, a Twenty-second Supplemental Indenture dated as of August 1, 1973, a Twenty-third Supplemental Indenture dated as of October 1, 1973, a Twenty-fourth Supplemental Indenture dated as of December 1, 1973, a Twenty-fifth Supplemental Indenture dated as of November 1, 1974, a Twenty-sixth Supplemental Indenture dated as of March 1, 1975, a Twenty-seventh Supplemental Indenture dated as of July 1, 1975, a Twenty-eighth Supplemental Indenture dated as of October 1, 1975, a Twenty-ninth Supplemental Indenture dated as of February 1, 1976, a Supplemental Indenture No. 29A dated as of May 31, 1976, a Thirtieth Supplemental Indenture dated as of

June 1, 1976, a Thirty-first Supplemental Indenture dated as of May 1, 1977, a Thirty-second Supplemental Indenture dated as of January 20, 1978, a Thirty-third Supplemental Indenture dated as of January 1, 1979, a Thirty-fourth Supplemental Indenture dated as of June 1, 1979, a Thirty-fifth Supplemental Indenture dated as of June 15, 1979, a Thirty-sixth Supplemental Indenture dated as of October 1, 1979, a Thirty-seventh Supplemental Indenture dated as of September 1, 1984, a Thirty-eighth Supplemental Indenture dated as of July 1, 1985, a Thirty-ninth Supplemental Indenture dated as of April 1, 1988, a
Fortieth Supplemental Indenture dated as of June 14, 1988, a Forty-first Supplemental Indenture dated as of April 1, 1989, a Forty-second Supplemental Indenture dated as of July 1, 1989, a Forty-third Supplemental Indenture dated as of March 1, 1991, a Forty-fourth Supplemental Indenture dated as of March 1, 1992, a Forty-fifth Supplemental Indenture dated as of October 1, 1992, a Forty-sixth Supplemental Indenture dated as of April 1, 1993, a Forty-seventh Supplemental Indenture dated as of April 10, 1993, a Forty-eighth Supplemental Indenture dated as of April 15, 1993, a Forty-ninth Supplemental Indenture dated as of October 1, 1993, a Fiftieth Supplemental Indenture dated as of August 1, 1994, a Fifty-first Supplemental Indenture dated as of August 15, 1996, a Fifty-second Supplemental Indenture dated as of July 1, 1999 and a Fifty-third Supplemental Indenture dated as of November 1, 1999 (hereinafter respectively called "First Supplemental Indenture," "Second Supplemental Indenture," "Third Supplemental Indenture," "Fourth Supplemental Indenture," "Fifth Supplemental Indenture," "Sixth Supplemental Indenture," "Seventh Supplemental Indenture," "Eighth Supplemental Indenture," "Ninth Supplemental Indenture," "Tenth Supplemental Indenture," "Eleventh Supplemental Indenture," "Twelfth Supplemental Indenture," "Thirteenth Supplemental Indenture," "Fourteenth
Supplemental Indenture," "Fifteenth Supplemental Indenture," "Sixteenth Supplemental Indenture," "Seventeenth Supplemental Indenture," "Eighteenth Supplemental Indenture," "Nineteenth Supplemental Indenture," "Twentieth Supplemental Indenture," "Twenty-first Supplemental Indenture," "Twenty-second
Supplemental Indenture," "Twenty-third Supplemental Indenture," "Twenty-fourth Supplemental Indenture," "Twenty-fifth Supplemental Indenture," "Twenty-sixth Supplemental Indenture," "Twenty-seventh Supplemental Indenture," "Twenty-eighth Supplemental Indenture," "Twenty-ninth Supplemental Indenture," "Supplemental Indenture No. 29A," "Thirtieth Supplemental Indenture," "Thirty-first Supplemental Indenture," "Thirty-second Supplemental Indenture," "Thirty-third
Supplemental Indenture," "Thirty-fourth Supplemental Indenture," "Thirty-fifth Supplemental Indenture," "Thirty-sixth Supplemental Indenture," "Thirty-seventh Supplemental Indenture," "Thirty-eighth Supplemental Indenture," "Thirty-ninth Supplemental Indenture," "Fortieth Supplemental Indenture," "Forty-first Supplemental Indenture," "Forty-second Supplemental Indenture," "Forty-third
Supplemental Indenture," "Forty-fourth Supplemental Indenture," "Forty-fifth Supplemental Indenture," "Forty-sixth Supplemental Indenture," "Forty-seventh Supplemental Indenture," "Forty-eighth Supplemental Indenture," "Forty-ninth Supplemental Indenture," "Fiftieth Supplemental Indenture," "Fifty-first Supplemental Indenture," "Fifty-second Supplemental Indenture," and "Fifty-third Supplemental Indenture," collectively called "the Supplemental Indentures"), for the purposes therein expressed; and

      WHEREAS, the Original Indenture has been recorded in the proper recording offices of the following counties in the State of New Jersey and the Commonwealth of Pennsylvania in Books of Mortgages at the pages respectively stated as follows:

                                   NEW JERSEY

                                       Mortgage
                    County               Book            Page
                    ------               ----            ----

                    Burlington          360              1 &c
                    Camden              2423             37 &c
                    Essex               I-103            155 &c
                    Hunterdon           439              284 &c
                    Mercer              732              280 &c
                    Middlesex           871              101 &c
                    Monmouth            1365             1 &c
                    Morris              Z-16             1 &c
                    Ocean               385              33 &c
                    Passaic             B-24             1 &c
                    Somerset            386              1 &c
                    Sussex              394              148 &c
                    Union               1474             1 &c
                    Warren              279              191 &c

                                  PENNSYLVANIA

                    Armstrong           213              421 &c
                    Bucks               2133             151 &c
                    Dauphin             N52              1 &c
                    Indiana             200              371 &c
                    Montgomery          7537             1287 &c
                    Northampton         1159             1 &c

; and

      WHEREAS, the Supplemental Indentures have been recorded in the proper recording offices of the appropriate counties in the State of New Jersey and the Commonwealth of Pennsylvania; and

      WHEREAS,   the  Original  Indenture,   as  the  same  may  be  amended  or
supplemented  from  time  to  time  by  indentures   supplemental   thereto,  is
hereinafter referred to as "the Indenture"; and

      WHEREAS, the Company has entered into an Indenture dated as of July 1, 1999 (the "Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior
Note Indenture the Company has agreed to issue to the Senior Note Trustee, as security for the Senior Notes, a new series of bonds under the Indenture at the time of authentication of each series of Senior Notes issued prior to the Release Date (as defined in the Senior Note Indenture); and

      WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Indenture has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Bank Series due 2002" (hereinafter sometimes referred to as the "Senior Note Bank Bonds"), which said Senior Note Bank Bonds are to be substantially in the form set forth in Article II hereof; and

      WHEREAS, the Senior Note Bank Bonds shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, Bank Series (the "Bank Senior Notes"); and

      WHEREAS, all acts and things prescribed by law and by the certificate of incorporation and by-laws of the Company necessary to make the Senior Note Bank Bonds, when executed by the Company and authenticated by the Trustee, as in the Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been performed or will have been performed prior to execution of such Senior Note Bank Bonds by the Company and authentication thereof by the Trustee; and

      WHEREAS, the Original Indenture authorizes the Company and the Trustee to enter into supplemental indentures for the purpose, among others, of conveying, transferring and assigning to the Trustee, and subjecting to the lien thereof, additional properties thereafter acquired by the Company; and

      WHEREAS, the Company desires to subject specifically to the lien of the Indenture certain property acquired by the Company since November 1, 1999; and

      WHEREAS, by the provisions of Article XVII of the Original Indenture, indentures supplemental to the Original Indenture may be executed and delivered for the purpose of setting forth the terms, provisions and form of the Senior Note Bank Bonds and supplementing the Original Indenture in a manner which is not inconsistent with the provisions thereof and does not adversely affect the interests nor modify the rights of outstanding bonds and for the other purposes therein more fully set forth; and

      WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Trustee a Fifty-fourth Supplemental Indenture in the form hereof for the purposes herein provided; and

      WHEREAS, the Company represents that all conditions and requirements necessary to make this Fifty-fourth Supplemental Indenture, in the form and upon the terms hereof, a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized.

      NOW THEREFORE, THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH: That Jersey Central Power & Light Company, in consideration of the premises, and the execution and delivery by the Trustee of this Fifty-fourth Supplemental
Indenture and for other good and valuable considerations, receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto United States Trust Company of New York, as Successor Trustee as aforesaid, and to its successors in the trust created by the Original Indenture and to its and their successors and assigns forever, all the following properties of the Company, that is to say:

                                      FIRST

      All property additions, as defined in and by Section 1.03 of the Original Indenture, acquired by the Company on or after November 1, 1999, and prior to May 1, 2001, and now owned by the Company.

                                     SECOND

      Also all property of the character and nature specified in the "Second," "Third," "Fourth," "Fifth," and "Sixth" subdivisions of the granting clauses of the Original Indenture.

      EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Fifty-fourth Supplemental Indenture and from the lien and operation of the Indenture, all property which, prior to the date of this Fifty-fourth Supplemental Indenture, shall have been released from the lien of, or disposed of by the Company in accordance with the provisions of the Indenture; and all the tracts or parcels of land and premises and all property of every kind and type excepted and excluded from, and not heretofore or hereby expressly subjected to, the lien of the Original Indenture by the terms thereof whether such property was owned by the Company at the date thereof or has been acquired since that date.

      SUBJECT, HOWEVER, except as otherwise expressly provided in this Fifty-fourth Supplemental Indenture, to the exceptions, reservations and matters recited in the Indenture, to the reservations, exceptions, limitations and restrictions contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and subject also to existing leases, to liens on easements or rights-of-way for transmission or distribution line purposes, to taxes and assessments not in default, to easements for alleys, streets, highways, rights-of-way and railroads that may run across or encroach upon said lands, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to the construction and other permissible encumbrances, as defined in the Original Indenture, and subject also to the provisions of Section 13.03 of the original Indenture.

      In trust, nevertheless, upon the terms and trusts set forth in the Indenture.

      AND THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE FURTHER WITNESSETH: That the Company, for the considerations aforesaid, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, as follows:

ARTICLE I

                             CONCERNING THE TRUSTEE

            Section 1.01 Acceptance by Trustee of Property in Trust. The Trustee
                         ------------------------------------------
hereby accepts the properties hereby mortgaged and conveyed to it upon the trusts hereinbefore referred to and agrees to perform the same upon the terms and conditions set forth in the Indenture.

            Section  1.02  Recitals  by  Company.   The  Trustee  shall  not  be
                           ---------------------
responsible in any manner for or with respect to the validity or sufficiency of this Fifty-fourth Supplemental Indenture, or the due execution hereof by the Company, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                                   ARTICLE II

                        CREATION, DESCRIPTION AND FORM OF
                           THE SENIOR NOTE BANK BONDS

            Section 2.01 Creation of Senior Note Bank Bonds.  The Company hereby
                         ----------------------------------
creates a series of bonds to be issued under and secured by the Mortgage, to be designated and distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Bank Series due 2002." The aggregate principal amount of the Senior Note Bank Bonds which may be initially authenticated and delivered shall be limited to Two Hundred Sixty-Six Million Dollars
($266,000,000), shall mature on February 1, 2002, and shall be issued in denominations of $1,000 and any amount in excess thereof. The serial numbers of bonds of the Senior Note Bank Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The Senior Note Bank Bonds shall bear interest at the rate of ten per centum (10%) per annum; interest shall accrue from and including the date of the first authentication and delivery of the Senior Note Bank Bonds, except as otherwise provided in the form of bond set forth in this Article I hereof and shall be payable on each Interest Payment Date (as defined in the Bank Senior Notes) and at maturity or upon redemption. Interest on the Senior Note Bank Bonds during any period for which payment is made shall be computed in accordance with the Bank Senior Notes until the principal thereof shall have become due and payable. The regular record date for the interest payable on each Interest Payment Date shall be the day next preceding such Interest Payment Date. Interest payable at maturity shall be paid to the person to whom principal shall be paid. Interest on overdue interest shall be payable at the rate per annum specified in this
Section 2.01. Except as provided in Sections 2.03, 2.04, 2.05, 8.03 and 17.04 of the Original Indenture, no Senior Note Bank Bonds shall be authenticated and delivered after such initial issue.

            Section 2.02 Dating of Senior Note Bank Bonds. Each Senior Note Bank
                         --------------------------------
Bond shall be dated the date of its authentication.

            Section 2.03 Payment of Principal  and  Interest.  The principal of,
                         -----------------------------------
and interest on any Senior Note Bank Bond shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be payable at the "office" or agency of the Company in the Borough of Manhattan, The City of New York.

            Section 2.04  Credits  with Respect to Senior Note Bank Bonds.  Upon
                          -----------------------------------------------
any payment (or any deemed payment) of the principal of, and interest on, all or any portion of the Bank Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Bank Bonds in a principal amount equal to the principal amount of such Bank Senior Notes shall, to the extent of such payment of principal, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, the Senior Note Bank Bonds in an equal principal amount of the related Bank Senior Notes shall be surrendered to the Company for cancellation as provided in
Section 4.08 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, and interest on the Senior Note Bank Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of or interest on, the Bank Senior Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

            Section  2.05  Registration  of Senior Note Bank Bonds.  Senior Note
                           ---------------------------------------
Bank Bonds are to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Bank Senior Notes and any other series of Senior Notes from time to time outstanding under the Senior Note Indenture.

            Section 2.06  Transferability  and Assignability of Senior Note Bank
                          ------------------------------------------------------
Bonds.  Except (i) as required to effect an  assignment  to a successor  Trustee
-----
under the Senior Note Indenture, (ii) pursuant to Section 4.05 or Section 4.08 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Bank Bonds are not transferable. The Senior Note Bank Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Bank Bond, but may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges incident to any exchange, transfer or registration thereof.

            Section 2.07 Redemption of Senior Note Bank Bonds.  Senior Note Bank
                         ------------------------------------
Bonds shall not be redeemable, in whole or in part, at the option of the Company.

            Senior Note Bank Bonds shall not be redeemable by the operation of the improvement fund pursuant to Section 5.22 and Section 9.06 of the Indenture or otherwise or by operation of the maintenance and replacement provisions of
Section 5.07 and Section 9.06 of the Indenture or otherwise or with the proceeds of released property pursuant to Section 9.06 of the Indenture or otherwise.

            Section 2.08  Mandatory  Redemption  of Senior Note Bank Bonds.  The
                          ------------------------------------------------
Senior Note Bank Bonds shall be immediately redeemable at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that (i) the Bank Senior Notes have been called for redemption or (ii) the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 8.01(a) thereof.

            Section 2.09 Related Series of Senior Note First Mortgage Bonds. For
                         --------------------------------------------------
purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Bank Senior Notes.

            Section 2.10  Satisfaction and Discharge.  At any time a Bank Senior
                          --------------------------
Note shall cease to be entitled to any lien, benefit or security under the Senior Note Indenture pursuant to Section 5.01(b) thereof and the Company shall have provided the Senior Note Trustee with notice thereof, the Senior Note Trustee shall surrender an equal principal amount of the Related Series of Senior Note First Mortgage Bonds, subject to the limitations of Section 4.08 of the Senior Note Indenture, to the Company for cancellation.

            Section  2.11  Form of  Senior  Note Bank  Bonds.  Unless  otherwise
                           ---------------------------------
specified in the written order of the Company delivered pursuant to Section 4.07(a) of the Original Indenture with respect to any Senior Note Bank Bonds, the form of the Senior Note Bank Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, with other terms thereof to be appropriately inserted as provided in Section 2.01 of the Original Indenture.
                                        8

                       [FORM OF SENIOR NOTE BANK BONDS]

                      JERSEY CENTRAL POWER & LIGHT COMPANY

            FIRST MORTGAGE BOND, SENIOR NOTE BANK SERIES DUE 2002

$______________                                                    No. _______

      JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as Trustee under the Company's Indenture dated as of July 1, 1999, or registered assigns, _______________ Dollars on February 1, 2002 specified above, unless this Bond shall have been duly called for previous redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, from the date hereof, until said principal sum has been paid or provided for, at the rate or rates per annum provided for in Section 2.01 of the Fifty-fourth Supplemental Indenture dated as of May 1, 2001, supplementing the Mortgage hereinafter mentioned, on the interest payment dates provided in said Section 2.01, and, to the extent permitted by law, to pay interest on overdue interest at the rate per annum above specified.

      This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount except as provided in the Mortgage hereinafter mentioned, which may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Bank Series due 2002 (herein called the "Senior Note Bank Bonds"), all bonds issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture, dated as of March 1, 1946, executed by the Company to City Bank Farmers Trust Company, Trustee (herein, together with any indentures supplemental thereto, including, but not by way of limitation, the Fifty-fourth Supplemental Indenture, dated as of May 1, 2001, called the "Mortgage"), under which United States Trust Company of New York is Successor Trustee (herein called the "Trustee"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Bank Bonds are described in the Fifty-fourth Supplemental Indenture dated as of May 1, 2001 between the Company and the Trustee (the "Fifty-fourth Supplemental Indenture").

      Under an Indenture dated as of July 1, 1999 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled Senior Notes, Bank Series(the "Bank Senior Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Bank Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or interest on, the Bank Senior Notes shall constitute payments on this bond as further provided herein and in the Fifty-fourth Supplemental Indenture.

      Interest on this bond shall be computed in accordance with the Bank Senior Notes.

      Upon any payment of the principal of, and interest on, all or any portion of the Bank Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Bank Bonds in a principal amount equal to the principal amount of such Bank Senior Notes shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal such bonds of said series shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, and interest on the Senior Note Bank Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Bank Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      For purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Senior Note First Mortgage Bonds" in respect of the Bank Senior Notes.

      The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds, to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or except a default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property, subject to the condition that, in case the rights of the holders of less than all of the series of bonds outstanding shall be affected, no waiver of any past default or its consequences shall be effective unless approved by the holders of not less than a majority of all the bonds at the time outstanding. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to the provisions of the Mortgage, limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of the bonds, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged property. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

      No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

      The Senior Note Bank Bonds are issuable only in fully registered form and in denominations of $1,000 and any amount in excess thereof.

      The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be secured by the lien of the Mortgage.

      The Senior Note Bank Bonds shall be redeemable as provided in the Fifty-fourth Supplemental Indenture.

      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

      This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, The City of New York. However, notwithstanding the provisions of Section 2.03 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement contained in the Mortgage, or in any bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Mortgage, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them because of the incurring of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any of the bonds or coupons thereby secured, or implied therefrom.

      This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, JERSEY CENTRAL POWER & LIGHT COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. Dated:

                              JERSEY CENTRAL POWER & LIGHT COMPANY


                              By:
                                   -------------------------------------
                                           (Vice) President
Attest:


-----------------------------
  (Assistant) Secretary

                       [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

                              UNITED STATES TRUST COMPANY OF NEW YORK


                              By:
                                   -------------------------------------
                                             Authorized Officer

                    [END OF FORM OF SENIOR NOTE BANK BOND]


                                   ARTICLE III

                                  MISCELLANEOUS

            Section 3.01  Meaning of certain  Terms.  For all  purposes  hereof,
                          -------------------------
except as the context may otherwise require, (a) all terms contained herein shall have the meanings given such terms in, and (b) all references herein to sections of the Original Indenture shall be deemed to be to such sections of, the Original Indenture as the same heretofore has been or hereafter may be amended by an indenture or indentures supplemental thereto.

            Section 3.02 Original Indenture and Supplemental Indentures Ratified
                         -------------------------------------------------------
and  Confirmed.   As  amended  and  supplemented  by  the  aforesaid  indentures
--------------
supplemental thereto and by this Fifty-fourth Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Fifty-fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

            Section  3.03   Execution   in   Counterparts.   This   Fifty-fourth
                            -----------------------------
Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, JERSEY CENTRAL POWER & LIGHT COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and United States Trust Company of New York, as Successor Trustee as aforesaid, the party of the second part, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant Secretary, all as of the day and year first above written.

                              JERSEY CENTRAL POWER & LIGHT COMPANY


                              By:
                                 ---------------------------------------
                                   T.G Howson
                                   Vice President
ATTEST:


------------------------
   M.E. Gramlich
   Assistant Secretary


Signed, sealed and  delivered  by
  Jersey Central Power & Light Company
  in the presence of:


--------------------------------------


--------------------------------------

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK
                              As Successor Trustee as aforesaid


                              By: -------------------------------
                                    Louis P. Young
                                    Vice President

ATTEST:


-------------------------
   Kevin Fox
   Assistant Secretary


Signed, sealed and delivered by
  United States Trust Company of
  New York in the presence of:


-----------------------------------


-----------------------------------

STATE OF NEW JERSEY     )
                        ss.:
COUNTY OF MORRIS        )

      BE IT REMEMBERED that on this 26th day of April, 2001 before me, the subscriber, a notary public in and for said County and State, personally appeared M.E. Gramlich, an Assistant Secretary of JERSEY CENTRAL POWER & LIGHT COMPANY, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that she resides at Sparta, New Jersey; that she is an Assistant Secretary of JERSEY CENTRAL POWER & LIGHT COMPANY; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to her; that it was so affixed by the order of the Board of Directors of said corporation; that T.G. Howson is a Vice President of said corporation; that she saw said T.G. Howson as such Vice President sign such instrument, and affix said seal thereto and deliver said instrument and heard him declare that he signed, sealed and delivered said instrument as the voluntary act and deed of said corporation by its order and by order of its Board of Directors, for the uses and purposes therein expressed; and that the said M.E. Gramlich signed her name thereto at the same time as subscribing witness, and that Jersey Central Power & Light Company, the mortgagor, has received a true copy of said instrument.


                              -------------------------------------------
                                    M.E. Gramlich
                                    Assistant Secretary

                              Subscribed and sworn to
                              before me the day and
                              year aforesaid


                               ------------------------------------------
                                    Barbara E. Jost
                                    Notary Public of New Jersey
                                    My Commission Expires August 12, 2001


                              [NOTARIAL SEAL]

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )

      BE IT REMEMBERED that on this 26th day of April, 2001 before me, the subscriber, a notary public in and for said County and State, personally appeared Kevin Fox, an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he resides at New York, New York; that he is an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to him; that it was so affixed by him pursuant to authority granted by the Board of Directors of said corporation; that Louis P. Young is a Vice President of said corporation; that he saw said Louis P. Young as such Vice President sign and deliver said instrument and heard him declare that he signed and delivered said instrument as the voluntary act and deed of said corporation pursuant to authority granted by its Board of Directors, for the uses and purposes therein expressed; and that the said Kevin Fox signed his name thereto at the same time as subscribing witness.


                              --------------------------------------
                                    Kevin Fox
                                    Assistant Secretary

                              Subscribed and sworn to
                              before me the day and
                              year aforesaid


                              --------------------------------------
                              Christine C. Collins
                              Notary Public, State of New York
                              No. 03-4624735
                              Qualified in Bronx County
                              Certificate filed in New York County
                              Commission Expires March 30, 2002


                              [NOTARIAL SEAL]

STATE OF NEW JERSEY     )
                        ss.:
COUNTY OF MORRIS        )

      On this 26th day of April, 2001, before me came T.G. Howson, to me known, who, being by me duly sworn, did say that he resides at Madison, New Jersey; that he is a Vice President of JERSEY CENTRAL POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by order of the Board of Directors of said corporation; and that he signed his name to said instrument by like order.


                              --------------------------------------
                              Barbara E.Jost
                              Notary Public of New Jersey
                              My Commission Expires August 12, 2001
                              Subscribed and sworn to
                              before me the day and
                              year aforesaid


                              [NOTARIAL SEAL]

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )

      On this 26th day of April, 2001, before me came Louis P. Young, to me known, who, being by me duly sworn, did say that he resides at Plainview, New York; that he is a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by authority of the Board of Directors of said corporation; and that he signed his name to said instrument by like authority.

                              ------------------------------------
                              Christine C. Collins
                              Notary Public, State of New York
                              No. 03-4624735
                              Qualified in Bronx County
                              Certificate filed in New York County
                              Commission Expires March 30, 2002

                              Subscribed and sworn to
                              before me the day and
                              year aforesaid


                              [NOTARIAL SEAL]

                            CERTIFICATE OF RESIDENCE

      United States Trust Company of New York, Successor Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.


                              UNITED STATES TRUST COMPANY OF NEW YORK


                              By:
                                   ---------------------------------------
                                               Vice President